Exhibit 10.9

LEASE AGREEMENT

2401 FOOTHILL DRIVE

THIS LEASE AGREEMENT (this “Lease”) is entered into as of the __ day of June, 2018, between YESCO Properties, LLC, a Utah company (“Landlord”), whose address is 2401 Foothill Dr., SLC, UT 84109, and Co-Diagnostics, a Utah company (“Tenant”), whose address is 2401 Foothill Drive, SLC, UT 84109.

Landlord and Tenant agree as follows:

1. Definitions. As used in this Lease, each of the following terms will have the meaning indicated:

1.1. “Basic Monthly Rent” means:

Period(s)	Basic Monthly Rent	Rented Square feet

Feb. 1, 2018 through May 31, 2018	$11,399.30 per month	7,209

June. 1, 2018 through January 31, 2019	$14,399.30 per month	10,273

Feb. 1, 2019 through Jan 31, 2020	$14,831.25 per month	10,273

__________ through	$n/a, per month	n.a..
__________, inclusive

__________ through	$n.a., per month	n.a.
__________, inclusive

* June 2018 Rent will be discounted by $1500.

1.2. “Building” means the building with the street address of see above , in ______ County,______ , (The Building includes, without limitation, all heating, air-conditioning, mechanical, electrical, and plumbing systems, the roof and all walls, foundations and fixtures constituting a part of the Building.)

1.3. “Commencement Date” means Feb 1, 2018.

1.4. Expiration Date” means the date that is_ years after the Commencement Date, plus any partial calendar month occurring between the Commencement Date and the first day of the first full calendar month following the Commencement Date, if the Commencement Date does not occur on the first day of a calendar month, as the same may be extended pursuant to Paragraph 2.2.

1.5. “Occupants” means any assignee, subtenant, employee, agent, licensee, invitee, patient or resident of Tenant.

1.6. “Permitted Use” means typical office and labs use only, and no other purpose.

1.7. “Personaltv” means the following:

1.7.1. all goods, equipment, machinery, inventory, materials, supplies, fixtures, furniture, furnishings, tools, appliances and other tangible personal property now owned or acquired after the date of this Agreement by Landlord and located in the Building: and

1.7.2. all trademarks, trade names, telephone numbers, logos, contract rights, escrow accounts. accounts receivable, chattel paper, insurance policies, agreements, instruments, documents of title, general intangibles, business records, plans. specifications, drawings, options, declarations, surveys, studies, architectural renderings, diagrams, maps, permits, licenses, certificates, zoning and subdivision development applications, filings and approvals and other intangible personal property now owned or acquired after the date of this Agreement by Landlord and used in connection with the ownership or operation of the Building or any businesses located on the Building.

1.8. “Premises” means the portion of the Building that is leased to Tenant as identified on Exhibit A

1.9. “Security Deposit” means $11,744.25

1.10 “Term” means the period commencing at 12:01 a.m. of the Commencement Date and expiring at midnight of the Expiration Date.

2. Agreement of Lease. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term, together with such non-exclusive rights of ingress and egress over and across the Landlord’s land upon which the: Building is located, and such portions of the Building as are designated on Exhibit A as “Common Areas” that are reasonably necessary for the use of the Premises, in accordance with the provisions set forth in this Lease. Tenant acknowledges that it has had an opportunity to inspect the Premises, and agrees that it accepts the Premises as-is and with all faults.

3. Basic Monthly Rent. Tenant covenants to pay to Landlord without abatement, deduction, offset, prior notice or demand the: Basic Monthly Rent in lawful money of the United States in equal consecutive monthly installments at such place as Landlord may designate, in advance on or before the first day of each calendar month during the: Term, commencing on the Commencement Date. If the Commencement Date occurs on a day other than the first day of a calendar month, on or before the Commencement Date the Basic Monthly Rent will be paid for the initial fractional calendar month prorated on a per diem basis and for the first full calendar month occurring after the Commencement Date. If this Lease: expires or terminates on a day other than the last day of a calendar month, the Basic Monthly Rent for such fractional month will be prorated on a per diem basis.

4. Property Taxes. Landlord will pay all property taxes applicable to the Building during the Term. Tenant is responsible for the payment of all other taxes arising in in connection with the use and occupancy of the Premises.

5. Use. Tenant will not use or occupy or permit the: Premises to be used or occupied for any purpose other than for the Permitted Use, and will not do or permit anything to be done: by Tenant’s Occupants which may (a) violate the provisions of any insurance carried, with respect to the Premises, (b) create a public or private nuisance or commit waste. (c) overload the floors or otherwise damage the structure: of the Building. or (d) violate any present or future laws, ordinances, regulations, permits, licenses or requirements or any covenants. conditions and restrictions existing with respect to the Premises. Tenant \.\·ill, at Tenant’s sole cost, (w) use the Premises in a careful, safe and proper manner, (x) comply with all present and future laws, ordinances, regulations. permits. licenses, and requirements and any covenants, conditions and restrictions existing with respect to the Premises. including. without limitation, those relating to chemicals. hazardous materials. hazardous substances, hazardous wastes, pollutants or contaminants, and those relating to access by disabled persons. (y) comply with the: requirements of any board of fire underwriters or other similar body relating to the Premises, and (z} not inventory, store, use: or dispose of any chemicals, hazardous materials. hazardous substances, hazardous wastes, pollutants or contaminants on the Premises, except in accordance with applicable laws, ordinances, regulations, permits, licenses and requirements. Except as set forth in this Lease, no representation or warranty has been made to, or relied on by, Tenant concerning the Premises. including, without limitation, the fitness or suitability of the Premises for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement of the Premises.

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6. Security Deposit. On the date of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the faithful performance by Tenant under this Lease. The Security Deposit shall be returned (without interest) to Tennant (or, at Landlord’s option, to the last assignee of Tenant’s interest under this Lease) after the expiration of the Tern or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Paragraph l 6 if, at such time. Tenant is not in default under this lease. If Landlord’s interest in this Lease is conveyed, transferred or assigned, Landlord shall transfer or credit the Security Deposit to Landlord’s successor in interest. and Landlord shall be released from any liability for the return of the Security Deposit. Landlord may intermingle the Security Deposit with Landlord’s own funds, and shall not be deemed to be a trustee of the Security Deposit. If Tenant fails to pay or perform in a timely manner any obligation under this Lease, Landlord may, prior to. concurrently with or subsequent to, exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate landlord for any other expense, loss or damage that Landlord may incur by reason of Tenant’s failure, including any damage or deficiency in the reletting of the Premises. If all or any portion of the Security Deposit is so used, applied or retained, Tennant shall immediately deposit with landlord cash in an amount sufficient to restore the Security Deposit to the original amount. The Security Deposit is not a limitation on Landlord’s damages or other rights under this lease, a payment of liquidated damages or prepaid rent and shall not be applied by Tenant to the rent for the last (or any) month of the Term, or to any other amount due under this Lease. If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such termination shall immediately inure to the benefit of Landlord as partial compensation for the costs and expenses incurred by Landlord in connection with this Lease, and shall be in addition to any other damages to which Landlord is otherwise entitled.

7. Utilities. Landlord will provide to the Premises during the Term basic water, gas, electric, and sewer services for Tenant. Tenant is responsible for all increased and differential costs for basic water, gas, electric, and sewer services associated with Tenant’s use of the Premises for non-office uses; such additional costs shall be paid in addition to the Basic Monthly Rent. Tenant agrees to pay all costs associated with any other utility services it desires, including its own telecommunications, security, fire alarm, [internet services, or other desired utilities. Tenant shall pay for such services directly to the providers. If any utility or service to the Premises is interrupted for any reason (including the occurrence of any “brown outs” that interfere with Tenant’s operations in any way), Landlord will not be liable to Tenant for such interruption, such interruption will not be deemed to be an eviction or interference with Tenant’s use and occupancy of the Premises, and the Basic Monthly Rent and other amounts required to be paid by Tenant under this lease will not be abated as a result of such interruption. Tenant waives any claims of any kind against Landlord related to or arising out of in any way any such interruption and takes full responsibility for operation of all of their specialty equipment and ensuring against any power outages. Landlord and Tenant will cooperate in taking reasonable steps to re-instate any interrupted service.

8. Maintenance and Repairs: Alterations: Signs: Access to Premises.

8.1. Maintenance and Repairs. Landlord to provide general repairs, maintenance and janitorial service typical for office use. Tenant will keep Premises neat and tidy and in good repair and use reasonable care in use of the Building. Except for normal wear and tear, Tenant will pay for damage to the Premises or Building caused by their negligent or otherwise wrongful acts or omissions. All such repairs and replacements will be in quality and class equal to or better than the original work or installations. Tenant to provide maintenance, repairs, and replacement of specialized equipment used by Tenant such as auxiliary power generators, security systems other than keyed door locks, heating and air conditioning equipment used to maintain specified temperature ranges for lab space (if applicable), inventory, servers and other temperature sensitive items. Tenant also to provide other equipment or facilities to protect any property with any other specified environmental requirements, including moisture requirements. Tenant will also provide janitorial for lab areas (if applicable).

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8.2. Alterations. Tenant will not make any change. addition or improvement to the Premises, unless such change, addition or improvement (a) utilizes only new and firstgrade materials, (b) is in conformity with all applicable laws, ordinances, regulations and requirements, and is made after obtaining any required permits and licenses, (c) is made with the prior written consent of Landlord, (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement, and (f) is carried out by persons approved in writing by Landlord, who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may reasonably require, with Landlord named as an additional insured. Any such change, addition or improvement will immediately become the property of Landlord. Tenant will promptly pay the entire cost of any such change, addition or improvement. Tenant will indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys’ fees, which may arise out of, or be connected in any way with, any such change, addition or improvement. Within ten (10) days following the imposition of any lien resulting from any such change, addition or improvement, Tenant will cause such lien to be released of record by payment of money or posting of a proper bond.

8.3. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Tenant acknowledges that the West elevation of the Building is not available to Tenant for the installation of any signs. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

8.4. Access to Premises. Landlord and Landlord’s agents, employees and contractors may enter the Premises at reasonable times on reasonable notice to Tenant for the purpose of inspecting the Premises and ascertaining compliance with the provisions of this Lease by Tenant. Landlord will have free access to the Premises in an emergency. Landlord may also show the Premises to prospective purchasers, tenants or mortgagees at reasonable times. Tenant waives any claim for any damage, injury or inconvenience to, or interference with, Tenant’s business, occupancy or quiet enjoyment of the Premises and other loss occasioned by such entry, unless caused by Landlord’s willful misconduct or gross negligence. Landlord will at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance). During the six (6) months prior to the expiration of the Term or other termination of this Lease, Landlord may place on the Premises “To Let,” “For Sale” or other similar signs.

9. Assignment.

9.1. Prohibition. Tenant will not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant’s interest in this Lease, in whole or in part, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord, which will not be unreasonably withheld, conditioned or delayed. Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets will constitute an assignment for the purposes of this Lease. If Tenant is a corporation, an unincorporated association or a partnership, the assignment, transfer, mortgage, encumbrance, pledge or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) ,.vii! be deemed an assignment within the meaning of this Paragraph. Consent to any assignment or subleasing will not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent will be binding on any person holding by, through or under Tenant. At Landlord’s option, any assignment or sublease without Landlord’s prior written consent will be void ab initio.

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9.2. Landlord’s Rights. If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person other than Tenant without obtaining Landlord’s consent, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges payable under this Lease, but such collection will not constitute consent or waiver of the necessity of consent to such assignment or subleasing, nor will such collection constitute the recognition of such assignee or subtenant as Tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant contained in this Lease. No consent by Landlord to any assignment or subleasing by Tenant will relieve Tenant of any obligation to be paid or performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and Tenant’s assignee or subtenant, as the case may be, will be jointly and severally primarily liable for such payment and performance. Tenant will reimburse Landlord for Landlord’s attorneys’ and other fees and costs incurred in connection with both determining whether to give consent and giving consent. No assignment or subleasing under this Lease will be effective unless and until Tenant provides to Landlord an executed counterpart of the assignment or sublease agreement, which will specifically state that (a) such agreement is subject to all of the provisions of this Lease, (b) in the case of an assignment, the assignee assumes and agrees to perform all of Tenant’s obligations under this Lease, (c) the assignee or subtenant, as the case may be, may not further assign such agreement, or allow the Premises to be used by others, without the prior written consent of Landlord in each instance, (d) a consent by Landlord to such assignment or subleasing will not be deemed or construed to modify, amend or affect the provisions of this Lease or Tenant’s obligations under this Lease, which will continue to apply to the Premises and the occupants of the Premises as if the assignment or sublease had not been made, (e) if Tenant defaults in the payment of any amounts due under this Lease, Landlord is authorized to collect any rents or other amounts due from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the sums payable under this Lease, and (t) the receipt by Landlord of any amounts from an assignee, subtenant or other occupant of any pan of the Premises will not be deemed or construed as releasing Tenant from Tenant’s obligations under this Lease or the acceptance of that party as a direct tenant. If all or any portion of the Premises is assigned or subleased and the compensation to be received by Tenant exceeds the Basic Monthly Rent (or pro rata portion of the Basic Monthly Rent, as the case may be) applicable to the portion being assigned or subleased, Tenant \viii pay such excess to Landlord on the first day of each calendar month.

10. Indemnity: Waiver and Release.

10.1. lndemnitv. Tenant will indemnify, defend and hold harmless Landlord and Landlord’s employees and agents from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, arising from the occupancy or use of the Premises by Tenant or Tenant’s Occupants, any chemicals, hazardous materials, hazardous substances, hazardous wastes, pollutants or contaminants generated, manufactured, used, inventoried, deposited, released or stored by Tenant or Tenant’s Occupants on the Premises, the conduct of Tenant’s business on the Premises, any act or omission done, permitted or suffered by Tenant or any of Tenant’s Occupants, any default or nonperformance by Tenant under this Lease, any injury or damage to the person, property or business of Tenant or Tenant’s Occupants or any litigation commenced by or against Tenant to which Landlord is made a party without willful misconduct or gross negligence on the part of Landlord. If any action or proceeding is brought against Landlord or Landlord’s employees or agents by reason of any of the matters set forth in the preceding sentence, Tenant, on notice from Landlord, will defend Landlord at Tenant’s expense with counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 10.1 will survive the expiration of the Term or sooner termination of this Lease.

10.2. Waiver and Release. Tenant waives and releases all claims against Landlord and Landlord’s employees and agents with respect to all matters for which Landlord has disclaimed liability or responsibility pursuant to the provisions of this Lease. In addition, Landlord and Landlord’s employees and agents will not be liable for any loss, injury, death or damage to persons, property or Tenant’s business resulting from any theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire. explosion, falling object, steam, water, rain, snow, ice, wind and other weather-related occurrences, breakage, leakage, obstruction or other defects of pipes, sprinklers, wires. appliances. plumbing, air-conditioning or lighting fixtures, construction, repair or alteration of the Premises or other cause beyond Landlord’s reasonable control.

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11. Insurance. On or before the Commencement Date, Tenant will, at Tenant’s sole cost. procure and continue in force the following insurance coverage: (a} commercial general liability insurance with a $1,000,000 limit per occurrence for bodily injury and property damage, $2,000,000 general aggregate, and $2,000,000 products and completed operation aggregate coverage that includes without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreement invitees or customers are kept in, or about the, Premises, Tennant shall maintain ,warehouser’s legal liability or bailee customers insurance for the full value of the property of such invitees or customers as determined by the warehouse contract between Tenant and its customer; (b) automobile insurance with a combined single limit of not less than $1,000,000 per occurrence insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or borrowed automobiles, (c) all risk or special form property insurance covering all property and improvements installed or placed in the Premises by Tenant, including special causes of loss with theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises; and (d) workers’ compensation insurance satisfying Tenant’s obligations under the workers’ compensation laws of the state in which the Premises are located. Any company writing any of Tenant’s insurance shall have an A.M. Best rating of not less than A-VIII. Tenant agrees that the liability and automobile insurance will name Landlord and any other person specified from time to time by Landlord as an additional insured and the property insurance will name Landlord as loss payee as Landlord’s interests may appear. All liability policies maintained by Tenant will contain a provision that Landlord and any other additional insured, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord’s agents and employees as a result of the acts or omissions of Tenant. Tenant will furnish Landlord with certificates of coverage. No such policy will be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord by the insurer. All such policies will be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry, and will only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant will, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building and against the officers, directors, shareholders, partners, joint venturers, employees, agents’ customers, invitees or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, but only to the extent that such loss or damage is actually covered. Landlord and Tenant will cause their respective insurance carriers to issue appropriate waivers of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents of the Premises. Any mortgage lender making a loan with respect to any part of the Premises may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee’s endorsement to the policy concerned. Notwithstanding the foregoing provisions of this Paragraph, if the holder of any mortgage then affecting Landlord’s interest in the Premises requires that Landlord make monthly or other periodic payments to an escrow or reserve for use in paying insurance premiums as they fall due, Tenant will, on being so advised by Landlord and at the time of Tenant’s making the monthly payments of Basic Monthly Rent required under Paragraph 3, remit to Landlord the monthly or other periodic payments required to be paid by Landlord to such holder, and Landlord will in tum remit such payments to such holder.

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12. Damage or Destruction. If the Premises are damaged or destroyed by any casualty other than a casualty caused by Tenant, Landlord will promptly repair the Premises to substantially the condition in which the Premises were immediately prior to such damage or destruction. All proceeds payable under any insurance policy maintained by Tenant pursuant to Paragraph l l(c) will be paid directly to Landlord, and not to Landlord and Tenant jointly. During such repair, the Basic Monthly Rent will not abate. If (a) by reason of such occurrence the Premises are rendered wholly untenantable, (b) the Premises are damaged in ,whole or in part during the last twelve (12) months of the Term, or (c) the Premises are damaged to the extent of twenty percent (20%) or more of the then replacement value of the Premises or to the extent that it would take, in Landlord’s opinion, in excess of ninety (90) days to complete the requisite repairs, Landlord may either elect for Tenant to repair the damage or cancel this Lease by notice of cancellation within sixty (60) days after such event. On such notice of cancellation, Tenant will vacate and surrender the Premises to Landlord and Landlord may retain all insurance proceeds. Tenant will have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises. Landlord will not be required to repair any damage to, or to make any restoration or replacement of, the Premises or any furnishings, trade fixtures, leasehold improvements, equipment or other personal property installed in the Premises. Unless this Lease is terminated by Landlord pursuant to this Paragraph, Tenant will be required to restore and replace the Premises and such furnishings. trade fixtures, leasehold improvements, equipment and other personal property on damage or destruction in at least a condition equal to that existing prior to such event, and Landlord will make available to Tenant all or a portion of the insurance proceeds (if any), as necessary for Tenant to complete such restoration and replacement. If made, the disbursement of such proceeds will be made to Tenant from an escrow account controlled by Landlord in accordance with disbursement procedures typically used by construction lenders in the metropolitan area in which the Premises are located.

3. Condemnation. As used in this Paragraph, the term “Condemnation Proceedings” means any actions or proceedings in which any interest in the Premises is taken for any public or quasipublic purpose by any lawful authority through exercise of the power of eminent domain or by purchase or other means in lieu of such exercise. If the whole of the Premises is taken through Condemnation Proceedings, this Lease will automatically terminate as of the date of the taking. The phrase “as of the date of the taking:” means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession. Landlord or Tenant may terminate this Lease if more than twenty-five percent (25%) of the Premises is taken or any portion of the Premises is taken that substantially interferes with Tenant’s ability to operate or use the Premises for the purposes for which the Premises were intended. Any such termination must be accomplished through written notice given no later than thirty (30) days after, and will be effective as of, the date of such taking. In all other cases, or if neither Landlord nor Tenant exercises its right to terminate, this Lease will remain in effect, and Tenant will promptly repair and restore the Premises as nearly as possible to the nature and character that existed immediately prior to such taking. If a portion of the Premises is taken and this Lease is not terminated, the Basic monthly Rent will be reduced in the proportion that the Building floor area taken bears to the total floor area of the Building leased by Tenant immediately prior to the taking. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, will be the sole and exclusive property of Landlord; provided, however, that if (but only it) (a) this Lease is not terminated as a consequence of Condemnation Proceedings, and (b) Landlord receives an award in such Condemnation Proceedings expressly designated for the repair and restoration of the Premises, Landlord will make available to Tenant all or a portion of the award so designated, as necessary, for Tenant to complete its obligations of repair and restoration under this Paragraph. If made, the disbursement of such portion of the award will be made by Landlord to Tenant in accordance with disbursement procedures typically used by construction lenders in the metropolitan area in which the Premises are located. Other than as expressly set forth in the immediately preceding two sentences, Tenant will be absolutely responsible, at its sole cost and expense, to repair and restore the Premises as nearly as possible to the nature and character that existed prior to such taking if this Lease is not terminated pursuant to this Paragraph. Tenant will have no claim against Landlord for the occurrence of any Condemnation Proceedings, or for the termination of this Lease or a reduction in the Premises as a result of any Condemnation Proceedings

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14. Landlord’s Financing. This Lease will be subordinate to any existing or future first mortgage, first deed of trust, ground lease and declaration of covenants, conditions, easements and restrictions encumbering the Premises, and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments. No documentation other than this Lease will be required to evidence such subordination. [f the holder of any mortgage or deed of mist elects to have this Lease superior to the lien of its mortgage or deed of trust and gives written notice of such election to Tenant, this Lease will be deemed prior to such mortgage or deed of trust. Tenant will execute such documents as may be required by Landlord to confirm such subordination or priority within ten (l0) days after request. Tenant will from time to time if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Premises. Any sale, assignment or transfer of Landlord’s interest under this Lease or in the Premises, including any such disposition resulting from Landlord’s default under a debt obligation, will be subject to this Lease and Tenant will attorn to Landlord’s successors and assigns and will recognize such successors or assigns as Landlord under this Lease. regardless of any law of law to the contrary or absence of privity of contract.

15. Default.

15.1. Default bv Tenant. The occurrence of any of the following events will constitute a d fault by Tenant under this Lease: (a) Tenant fails to pay in a timely manner any installment of Basic monthly Rent or any other sum clue under this Lease within three (3) business clays after written notice is given to Tenant that the same is past due; (b) Tenant fails to observe or perform in a timely manner any other term, covenant or condition to be observed or performed by Tenant under this Lease within ten ( l 0) business days after written notice is given to Tenant of such failure; provided, however, that if more than ten (10) business days is reasonably required to cure such failure, Tenant will not be in default if Tenant commences such cure within such ten (l 0) day period and diligently prosecutes such cure to completion; (c) Tenant files a petition in bankruptcy, becomes insolvent, has taken against Tenant in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution; or (d) Tenant vacates or abandons the Premises.

15.2. Remedies. On any default by Tenant under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord, (a) perform in Tenant’s stead any obligation that Ten::int has failed to perform, and Landlord will be reimbursed promptly for any cost incurred by Landlord with interest from the date of such expenditure until paid in full at the greater of the prime rate then charged by Wells Fargo Bank, N.A. (or any other bank designated by Landlord), plus four percent (4%), or eighteen percent (18%) per annum (the “Interest Rate”), (b) terminate Tenant’s rights under this Lease by written notice, (c) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease), or (d) pursue any other remedy allowed by law. Tenant will pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in connection with such reletting, and all other costs and damages arising out of Tenant’s default, including attorneys’ fees and costs. Notwithstanding any termination or reentry, the liability of Tenant for the rent payable under this Lease will not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord on demand for any deficiency, whether arising from (v) reletting the Premises at a lesser rent than applies under this Lease, (w) reletting the Premises for a term shorter than the remaining Term, (x) reletting less than all of the Premises, (y) any default in the payment of rent by any person to whom Landlord relets the Premises, or (z) any other cause whatsoever. No reentry to or taking possession of the Premises or other action by Landlord or its agents on or following the occurrence of any default by Tenant ,viii be construed as an election by Landlord to terminate this Lease or as an acceptance of any surrender of the Premises, unless Landlord provides Tenant written notice of such termination or acceptance.

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15.3. Past Due Amounts: Obligations Independent. If Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, such unpaid amount will bear interest at the Interest Rate from the due date of such amount to the date of payment in full, with interest. In addition, Landlord may also charge a sum of five percent (5%) of such unpaid amount as a service fee. This late payment charge is intended to compensate Landlord for Landlord’s additional administrative costs resulting from Tenant’s failure to perform in a timely manner Tenant’s obligations under this Lease, and has been agreed on by Landlord and Tenant after negotiation as a reasonable estimate of the additional administrative costs which will be incurred by Landlord as a result of such failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge will constitute liquidated damages and will be paid to Landlord together with such unpaid amount. The payment of this late payment charge will not constitute a waiver by Landlord of any default by Tenant under this Lease. All amounts due: under this Lease are and will be deemed to be rent or additional rent, and will be paid without abatement, deduction, offset, prior notice or demand (unless expressly provided by the terms of this Lease). Landlord will have the same remedies for a default in the payment of any amount due under this Lease as Landlord has for a default in the payment of Basic Monthly Rent. The obligations of Tenant to pay Basic Monthly Rent and all other amounts due under this Lease, and to perform all of Tenant’s other obligations under this Lease, are severable from and independent of any obligation of Landlord under this lease.

14.4. Default bv Landlord. Landlord will not be in default under this Lease unless Landlord fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and the holder of any mortgage or deed of trust covering the Premises whose name and address have been furnished to Tenant in writing, specifying the respects in which Landlord has failed to perform such obligation, and such holder fails to perform such obligation with.in a second thirty (30) day period commencing on the expiration of such first thirty (30) day period. [f the nature of such obligation is such that more than thirty (30) days are reasonably required for performance or cure. Landlord will not be in default if Landlord or such holder commences performance within their respective thirty (30) clay periods and after such commencement diligently prosecutes the same to completion. In no event may Tenant terminate this Lease or withhold the payment of rent or other charges provided for in this Lease as a result of Landlord’s default.

16. Expiration or· Termination.

16.1. Surrender of Premises. On the expiration of the Term or sooner termination of this Lease, Tenant will, at Tenant’s sole cost, promptly and peaceably surrender the Premises to Landlord in good order and condition, and deliver all keys to the Premises to Landlord. All personal property, trade fixtures and other property then located on the Premises will remain on the Premises and may be used, sold or otherwise disposed of by Landlord. No sun-ender of the Premises will be effected by Landlord’s acceptance of the keys or of the rent or by any other means without Landlord’s written acknowledgement of such acceptance as a surrender. All accounts receivable and accounts payable will be allocated between Landlord and Tenant as of the date of the expiration of the Term or sooner termination of this Lease, and Landlord and Tenant will each cooperate with the other in such allocation and the related payment and collection.

16.2. Holding Over. Tenant will indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, resulting from delay by Tenant in surrendering the Premises in accordance with the provisions of this Lease. If Tenant remains in possession of the Premises after the expiration of the Tern, or sooner termination of this Lease with the prior written consent of Landlord, such occupancy will be a tenancy from month to month at a rental (and not as a penalty) in the amount of one hundred fifty percent ( l 50%) of the last monthly rental, plus all other charges payable under this Lease, and on all of the terms of this Lease applicable to a month to month tenancy.

16.3. Survival. The provisions of this Paragraph 16 will survive the expiration of the Term or sooner termination of this Lease.

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17. Estoppel Certificate. Tenant will, within ten (10) days after Landlord’s request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord will request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as will be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied, or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord. or, in the alternative. those claimed by Tenant to exist; (t) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid: and (h) such other information as Landlord may request. Landlord ·s mortgage lenders and purchasers will be entitled to rely on any estoppel certificate executed by Tenant.

18. General Provisions.

18.1. No Partnership. landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of Tenant’s business or otherwise.

18.2. Force Majeure If either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, lockouts, other labor troubles, inability to procure labor or m::tterials, fire, accident, failure of power, restrictive governmental laws. ordinances, regulations or requirements of general applicability, riots, civil commotion, insurrection, war or other reason not the fault of the party delayed, hindered or prevented and beyond the control of such party (financial inability excepted), performance of the action in question will be excused for the period of delay and the period for the performance of such act will be extended for a period equivalent to the period of such delay. The provisions of this Paragraph, will not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

18.3. Notices. Any notice or demand to be given by Landlord or Tenant to the other will be given in writing by personal service, telegram, express mail, Federal Express, DHL or any other similar form of collier or delivery service, or mailing in the United States mail, postage prepaid, certified, return receipt requested and addressed to such party as set forth ar the outset of this Lease. Either Landlord or Tenant may change the address at which such patty desires to receive notice on written notice of such change to the other party. Any such notice will be deemed to have been given, and will be effective, on delivery to the notice address then applicable for the party to which the notice is directed: provided, however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change which was not properly communicated will not defeat or delay the giving of a notice.

18.4. Severability. If any provision of this Lease or the application of any provision of this Lease to any person or circumstance will to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid will not be affected by such invalidity. Each provision of this Lease will be valid and enforceable to the fullest extent permitted by law.

18.5. Brokerage Commissions. Except as agreed in writing by Landlord, Tenant represents and warrants that no claims exist for brokerage commissions or finder’s f.;:es in connection with this Lease and agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, arising from any such brokerage commissions or finder’s fees.

18.6. Use of Pronouns. The use of the neuter singular pronoun to refer to Landlord or Tenant will be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, association, limited liability company, corporation or a group of two or more individuals, partnerships, associations, limited liability companies or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where more than one Landlord or Tenant exists and to individuals, partnerships, associations, limited liability companies, corporations, males or females, will in all instances be assumed as though in each case fully expressed.

18.7. Successors. Except as otherwise provided in this Lease, all provisions contained in this Lease wilt be binding on and will inure to the benefit of Landlord and Tenant and their respective successors and assigns. On any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord will, on and after such sale or assignment, be relieved entirely of all of Landlord’s obligations under this Lease and such obligations wilt, as of the time of such sale or assignment, automatically pass to Landlord’s successor in interest.

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18.8. Recourse bv Tenant. Anything in this Lease to the contrary notwithstanding, Tenant will look solely to the equity of Landlord in the Premises, subject to the prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any default or breach by Landlord with respect to any of the terms. covenants and conditions of this Lease to be observed or performed by Landlord, and no other asset of Landlord or any other person will be subject to levy, execution or other procedure for the satisfaction of Tenant’s remedies.

18.9. Quiet Enjoyment. On Tenant paying the rent payable under this Lease land observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Tenant will have quiet enjoyment of the Premises for the Term without interference from Landlord, or anyone claiming by, through or under Landlord, subject to all of the provisions of this Lease.

18.10. Waiver. No failure by any party to insist on the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy consequent on a breach of this Lease will constitute a waiver of any such breach or of such or any other covenant, duty or condition. Any party may, by notice delivered in the manner provided in this Lease, but will be: under no obligation to. waive any of its rights or any conditions to its obligations under this Lease, or any covenant or duty of any other party. No waiver will affect or alter the remainder of this Lease but each other covenant. duty and condition of this Lease will continue in full force and effect with respect to any other then existing or subsequently occurring breach.

18.11. Rights and Remedies. The rights and remedies of Landlord and Tenant will not be mutually exclusive and the exercise of one or more of the provisions of this Lease will not preclude the exercise of any other provisions. The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any patty of any of the provisions of this Lease. The parties’ respective rights and obligations under this Lease will be enforceable by specific performance, injunction or any other equitable remedy.

18.12. Authorization. Each individual executing this Lease does represent and warrant to each other so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he signs.

18.13. Attorneys’ Fees. If any action is brought to recover any rent or other amount under this Lease because of any default under this Lease, to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the Premises, the party prevailing in such action will be entitled to recover from the other party reasonable attorneys’ fees (including those incurred in connection with any appeal), the amount of which will be fixed by the court and made a part of any judgment rendered. Tenant will be responsible for all expenses, including, without limitation, attorneys’ fees, incurred by Landlord in any case or proceeding involving Tenant or any assignee or subtenant of Tenant under or related to any bankruptcy or insolvency law. The foregoing provisions of this Paragraph 18.13 will survive the expiration of the Term or sooner termination of this Lease.

18.14. Merger. The surrender of this Lease by Tenant, the cancellation of this Lease by agreement of Landlord and Tenant or the termination of this Lease on account of Tenant’s default will not work a merger, and will, at Landlord’s option, either terminate any subleases of part or all of the Premises or operate as an assignment to Landlord of any of those subleases. Landlord’s option under this Paragraph 18.14 may be exercised by notice to Tenant and all known subtenants in the Premises.

18.15. Miscellaneous. The captions to the Paragraphs of this Lease are for convenience of reference only and will not be deemed relevant in resolving questions of construction or interpretation under this Lease. Tenant will not record this Lease or a memorandum or notice of this Lease without the prior written consent of Landlord. This Lease constitutes the entire agreement between the parties. No amendment to this Lease will be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Unless otherwise set forth in this Lease, all references to Paragraphs are to Paragraphs in this Lease. Each provision to be performed by Tenant will be construed to be both a covenant and a condition. This Lease will be governed by and construed and interpreted in accordance with the laws of the state in which the Premises are located. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE PREMISES. Time is of the essence of each provision of this Lease.

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LANDLORD AND TENANT have executed this Lease on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:
YESCO Properties LLC

By:
Name:
Its:

Date:	Jul 5, 2018

TENANT:
Co-Diagnostics

By:
Name:
Its:

Date:	6/29/18

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ADDENDUM #1

TO

LEASE AGREEMENT

That certain Lease Agreement dated        June 5, 2018        between YESCO Properties LLC, a Utah limited liability company (“Landlord”) and Co-Diagnostics, Inc. (“Tenant”) (the “Lease”) is by this Addendum #1 to the Lease (this “Addendum”) amended. Capitalized terms not defined in this Addendum shall have the meaning as set forth in the Lease. Notwithstanding any provision of the Lease to the contrary, the following provisions control:

1.	Tenant acknowledges that Landlord never approved the Sublease Agreement between Tenant and Isomeric Pharmacy Solutions, LLC (“Isomeric”), which was required by the terms of the lease between Landlord and Isomeric. Due to continuing events of default under Landlord’s lease with Isomeric, Landlord is exercising its right under its lease with Isomeric to declare any sublease between Isomeric and Tenant void from the beginning.

2.	Landlord agrees that all payments previously made pursuant to the sublease between Tenant and Isomeric shall be deposited towards Tenant’s obligations under the Lease.

3.	Tenant acknowledges that certain office furnishings and lab fixtures situated in the Premises are the property of Isomeric. Tenant agrees that the terms of the use of such furnishings and equipment is a matter between Tenant and Isomeric, and Tenant agrees to hold Landlord harmless from any claims resulting from the use of any property belonging to Isomeric. Tenant acknowledges that it is solely responsible for negotiating an agreement for the use of such property, which includes the items referred on Exhibit A attached hereto. Tenant further acknowledges and agrees that in connection with the settlement of claims between YESCO and Isomeric, Isomeric has agreed to lease the equipment identified on Exhibit A to Tenant for $1,000 for the term of the Lease and that all payments for use of the equipment is payable to Landlord for the remaining term of the Lease. Tenant agrees to pay Landlord $1,000 per month in addition to the Basic Monthly Rent during the Term of the Lease in accordance with such settlement.

Except as modified by this Addendum, the Lease remains in full force and effect. This Addendum is effective as of the date of the Lease.

Date Signed:_

Co-Diagnostics, inc.	YESCO LLC.

By:	By:
Title:	Title:
Date Signed:	Date Signed:

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